Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Bob Gargus	Applied Micro Circuits Corporation Tally Kaplan-Porat
Phone: (408) 542-8752	Phone: (408) 702-3139
E-Mail: rgargus@apm.com	E-Mail: tkaplan@apm.com

Tuesday, November 1, 2011

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

SECOND QUARTER FISCAL 2012 FINANCIAL RESULTS

SUNNYVALE, Calif., — November 1, 2011—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro”) today reported its financial results for the second quarter of fiscal 2012, ended September 30, 2011.

•	Q2 2012 net revenues were $64.9 million, up approximately 7% sequentially and down approximately 2% year over year.

•	Q2 2012 GAAP net loss was $1.2 million or $0.02 per share compared to net loss of $6.9 million or $0.11 per share for the first quarter of fiscal 2012.

•	Q2 2012 non-GAAP EPS was $0.02 per share on net income of $1.1 million, compared to $0.01 per share on net income of $0.6 million, from continuing operations, for the first quarter of fiscal 2012.

•

Total cash, cash equivalents and short-term investments was approximately $114 million as of September 30, 2011 compared to $142 million as of June 30, 2011. The decrease in cash is mainly due to stock buybacks and investment in working capital.

•	During the quarter, the Company announced its progress on its revolutionary ARM 64-bit processor core.

Net revenues for the second quarter of fiscal 2012 were $64.9 million compared to $60.8 million in the first quarter of fiscal 2012, representing a sequential increase of 6.7% and a decrease of 1.6% over the $66.0 million in net revenues reported in the second quarter of fiscal 2011. Net revenues for the first six months of fiscal 2012 were $125.8 million, compared to $126.8 million for the same period last year, representing a decrease of 0.8%.

The net loss on a generally accepted accounting principles (GAAP) basis for the second quarter and for the first six months of fiscal 2012 were $1.2 million and $8.0 million or $0.02 and $0.13 per share, respectively. This compares with a net loss of $6.9 million or $0.11 per share for the first quarter of fiscal 2012 and net income of $3.6 million or $0.05 per diluted share and net income of $5.0 million or $0.07 per diluted share for the second quarter and first six months of fiscal 2011, respectively.

Non-GAAP income from continuing operations for the second quarter and the first six months of fiscal 2012 was $1.1 million or $0.02 per diluted share and $1.7 million or $0.03 per diluted share, respectively, compared to non-GAAP income from continuing operations of $0.6 million or $0.01 per diluted share in the first quarter of fiscal 2012 and non-GAAP net income from continuing operations of $10.7 million or $0.16 per diluted share and $19.0 million or $0.28 per diluted share for the second quarter and first six months of fiscal 2011, respectively.

“We executed quite well considering the overall softness in the markets we serve. We are very excited to share the progress on our development of an ARM 64-bit core. We fully believe that this will dramatically change the scale of our product offerings and the markets that are now available to us and is a giant step forward towards sustainable long term growth for the Company.” said Dr. Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “In spite of overall market conditions being soft, we delivered to expectations. We also made good progress on rebalancing operating expenses for our core business and we can now explain to investors the size of the investment we have been making in the ARM project and its related multi-billion dollar market expansion that it brings to AppliedMicro.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, acquisition related (recoveries) expenses, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, November 1, 2011 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2012 and to provide guidance for the third quarter of fiscal 2012. You may access the conference call via any of the following:

Teleconference:	866-788-0543
Conference ID:	12034083
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 43368762, available through November 3, 2011)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious high performance computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline, strategic re-focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, increased supplier lead times and other supply chain constraints, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2011	March 31, 2011
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$113,697	$168,051
Accounts receivable, net	28,083	19,997
Inventories	18,727	26,561
Other current assets	24,856	16,784

Total current assets	185,363	231,393
Property and equipment, net	36,854	32,023
Goodwill	13,183	13,183
Purchased intangibles, net	19,292	23,388
Other assets	11,381	8,670

Total assets	$266,073	$308,657

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,560	$24,431
Other current liabilities	20,059	22,416

Total current liabilities	37,619	46,847
Stockholders’ equity	228,454	261,810

Total liabilities and stockholders’ equity	$266,073	$308,657

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Net revenues	$64,929	$60,844	$65,953	$125,773	$126,763
Cost of revenues	27,704	26,331	23,435	54,035	45,920

Gross profit	37,225	34,513	42,518	71,738	80,843
Operating expenses:
Research and development	29,609	28,368	27,339	57,977	53,116
Selling, general and administrative	8,941	12,556	13,087	21,497	24,711
Amortization of purchased intangibles	803	1,099	1,079	1,902	2,084
Restructuring (recoveries) charges, net	(40)	913	164	873	533

Total operating expenses	39,313	42,936	41,669	82,249	80,444

Operating (loss) income	(2,088)	(8,423)	849	(10,511)	399
Interest and other income, net	1,517	1,356	3,102	2,873	5,183

(Loss) income before income taxes	(571)	(7,067)	3,951	(7,638)	5,582
Income tax expense (benefit)	581	(190)	376	391	616

Net (loss) income	$(1,152)	$(6,877)	$3,575	$(8,029)	$4,966

Basic (loss) income per share:
Basic net (loss) income per share	$(0.02)	$(0.11)	$0.05	$(0.13)	$0.08

Shares used in calculating basic (loss) income per share	62,526	63,878	65,752	63,202	65,879

Diluted (loss) income per share:
Diluted net (loss) income per share	$(0.02)	$(0.11)	$0.05	$(0.13)	$0.07

Shares used in calculating diluted (loss) income per share	62,526	63,878	68,021	63,202	68,378

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
GAAP net (loss) income	$(1,152)	$(6,877)	$3,575	$(8,029)	$4,966
Adjustments:
Stock-based compensation charges	3,124	4,178	3,975	7,302	7,821
Amortization of purchased intangibles	1,482	2,614	3,802	4,096	7,432
Acquisition related (recoveries) expenses	(2,267)	—	859	(2,267)	859
Restructuring (recoveries) charges, net	(40)	913	164	873	533
Other-than-temporary investment impairment	(593)	(12)	(1,688)	(605)	(2,596)
Payroll taxes on certain stock option exercises	—	—	4	—	4
Income tax adjustments	547	(209)	44	338	27

Total GAAP to Non-GAAP adjustments	2,253	7,484	7,160	9,737	14,080

Non-GAAP net income	$1,101	$607	$10,735	$1,708	$19,046

Diluted income per share	$0.02	$0.01	$0.16	$0.03	$0.28

Shares used in calculating diluted income per share	62,665	65,003	68,021	63,834	68,378

Net (loss) income per share:
GAAP (loss) income per share	$(0.02)	$(0.11)	$0.05	$(0.13)	$0.07
GAAP to non-GAAP adjustments	0.04	0.12	0.11	0.16	0.21

Non-GAAP net income per share	$0.02	$0.01	$0.16	$0.03	$0.28

Reconciliation of shares used in calculating non-GAAP income per share:
Shares used in calculating the basic (loss) income per share	62,526	63,878	65,752	63,202	65,879
Adjustment for dilutive securities	139	1,125	2,269	632	2,499

Shares used in calculating non-GAAP diluted income per share	62,665	65,003	68,021	63,834	68,378

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Six Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
GROSS PROFIT:
GAAP gross profit	$37,225	$34,513	$42,518	$71,738	$80,843
Amortization of purchased intangibles	679	1,515	2,723	2,194	5,348
Stock-based compensation expense	98	111	180	209	333

Non-GAAP gross profit	$38,002	$36,139	$45,421	$74,141	$86,524

OPERATING EXPENSES:
GAAP operating expenses	$39,313	$42,936	$41,669	$82,249	$80,444
Stock-based compensation expense	(3,026)	(4,067)	(3,795)	(7,093)	(7,488)
Amortization of purchased intangibles	(803)	(1,099)	(1,079)	(1,902)	(2,084)
Acquisition related recoveries (expenses)	2,267	—	(859)	2,267	(859)
Restructuring recoveries (charges), net	40	(913)	(164)	(873)	(533)
Payroll taxes on certain stock option exercises	—	—	(4)	—	(4)

Non-GAAP operating expenses	$37,791	$36,857	$35,768	$74,648	$69,476

INTEREST AND OTHER INCOME, NET AND OTHER-THAN-TEMPORARY IMPAIRMENT:
GAAP interest and other income, net	$1,517	$1,356	$3,102	$2,873	$5,183
Other-than-temporary investment impairment	(593)	(12)	(1,688)	(605)	(2,596)

Non-GAAP interest and other income, net	$924	$1,344	$1,414	$2,268	$2,587

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$581	$(190)	$376	$391	$616
Income tax adjustments	(547)	209	(44)	(338)	(27)

Non-GAAP income tax expense	$34	$19	$332	$53	$589

RESEARCH AND DEVELOPMENT:
GAAP research and development	$29,609	$28,368	$27,339	$57,977	$53,116
Stock-based compensation expense	(1,726)	(2,388)	(1,931)	(4,114)	(3,902)
Payroll taxes on certain stock option exercises	—	—	(2)	—	(2)

Non-GAAP research and development	$27,883	$25,980	$25,406	$53,863	$49,212

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,941	$12,556	$13,087	$21,497	$24,711
Stock-based compensation expense	(1,300)	(1,679)	(1,864)	(2,979)	(3,586)
Acquisition related recoveries (expenses)	2,267	—	(859)	2,267	(859)
Payroll taxes on certain stock option exercises	—	—	(2)	—	(2)

Non-GAAP selling, general and administrative	$9,908	$10,877	$10,362	$20,785	$20,264

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended September 30,
	2011	2010
Operating activities:
Net (loss) income	$(8,029)	$4,966
Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities:
Depreciation	3,840	3,639
Amortization of purchased intangibles	4,096	7,432
Stock-based compensation expense:
Stock options	2,579	2,076
Restricted stock units	4,723	5,745
Contingent consideration adjustment	(2,267)	—
Capitalization of prior years mask set costs	—	(1,177)
Net loss (gain) on disposals of property	10	(320)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(8,086)	850
Inventories	7,834	(2,170)
Other assets	(7,159)	(1,515)
Accounts payable	(5,908)	321
Accrued payroll and other accrued liabilities	55	2,503
Deferred tax liability	—	—
Deferred revenue	(560)	186

Net cash (used for) provided by operating activities	(8,872)	22,536

Investing activities:
Purchases of short-term investments	(67,735)	(90,012)
Proceeds from sales and maturities of short-term investments	87,746	36,132
Purchase of property and equipment	(9,757)	(5,987)
Proceeds from sale of property and equipment	—	345
Purchase of strategic investment	(2,500)	—
Proceeds from sale of strategic investment	—	4,991
Funding of a note receivable	(1,000)	—
Purchase of a business, net of cash acquired	—	(31,484)

Net cash provided by (used for) investing activities	6,754	(86,015)

Financing activities:
Proceeds from issuances of common stock	2,952	4,036
Funding of restricted stock units withheld for taxes	(2,441)	(2,361)
Repurchases of common stock	(20,852)	(23,112)
Funding of structured stock repurchase agreements	(10,000)	(10,000)
Funds received from structured stock repurchase agreements	—	15,512
Other	(160)	(356)

Net cash used for financing activities	(30,501)	(16,281)

Net decrease in cash and cash equivalents	(32,619)	(79,760)
Cash and cash equivalents at the beginning of the period	84,402	122,526

Cash and cash equivalents at the end of the period	51,783	42,766